UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 22, 2024
P3 Health Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40033	85-2992794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2370 Corporate Circle Suite 300 Henderson, Nevada	89074
(Address of principal executive offices)	(Zip Code)
(702) 910-3950
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PIII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	PIIIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On March 22, 2024 (the “Effective Date”), P3 Health Group, LLC (“P3 LLC”), a subsidiary of P3 Health Partners Inc. (the “Company”), entered into a financing transaction with VBC Growth SPV 2, LLC (“VBC 2”) in the form of an unsecured promissory note (the “Promissory Note”). VBC 2 is a Delaware limited liability company managed by Chicago Pacific Founders GP III, L.P., an affiliate of a principal stockholder of the Company. Mary Tolan, Lawrence Leisure and Greg Kazarian, each of whom is a director of the Company, hold interests in Chicago Pacific Founders GP III, L.P. The entry into the Promissory Note was approved by a committee of independent, disinterested directors of the Company.
Promissory Note
The Promissory Note was issued by P3 LLC to VBC 2 on March 22, 2024, and provides for funding of up to $25.0 million, available for draw by P3 LLC in two tranches, as follows: (i) a first tranche of $10.0 million available to P3 LLC upon the Effective Date, and (ii) a second tranche of $15.0 million available at the Company’s sole option in a single draw, on or around March 29, 2024, but no later than April 5, 2024. The maturity date of the Promissory Note is September 30, 2027. Interest is payable at 17.5% per annum on a quarterly cycle (in arrears) beginning June 30, 2024. P3 LLC may elect to pay either (1) 8.0% cash interest and 9.5% paid in-kind (“PIK”) interest, or (2) 17.5% PIK interest, provided that payment of cash interest will be permitted only to the extent permitted by P3 LLC’s existing Term Loan Facility (defined below) and the subordination agreement entered into in connection herewith, and if not so permitted, such interest shall accrue as PIK interest. The Promissory Note provides for mandatory prepayments with the proceeds of certain asset sales, and VBC 2 has the right to demand payment in full upon (i) a change of control of the Company and (ii) certain qualified financings (as defined in the Promissory Note).
The Promissory Note restricts P3 LLC’s ability and the ability of its subsidiaries to, among other things, incur indebtedness and liens, and make investments and restricted payments. The maturity date may be accelerated as a remedy under the certain default provisions in the agreement, or in the event a mandatory prepayment event occurs.
Pursuant to the Promissory Note, P3 LLC will pay VBC 2 an up-front fee of 1.5% of the aggregate principal amount of the loan, to be paid in-kind. In addition, P3 LLC will pay VBC 2 a back-end fee at the time the Promissory Note is redeemed as follows: (i) if paid prior to June 30, 2024, 2.25%; (ii) if paid after June 30, 2024 and on or before September 30, 2024, 4.5%; (iii) if paid after September 30, 2024 and on or before December 31, 2024, 6.75% and (iv) if paid after December 31, 2024, 9.0%.
P3 LLC intends to use the proceeds of the Promissory Note to fund the Company’s projected growth pipeline and for general corporate purposes.
Subordination Agreement
In connection with the transactions described above, P3 LLC entered into a subordination agreement, dated as of March 22, 2024 (the “Subordination Agreement”), by and among the Company, CRG Servicing LLC (“CRG”), as administrative agent under the Company’s existing term loan facility (the “Term Loan Facility”) and VBC 2. Pursuant to the Subordination Agreement, VBC 2 agreed to subordinate its right of payment under the Promissory Note to the right of payment and security interests of the lenders under the Term Loan Facility. The terms of the Subordination Agreement will effectively require P3 LLC to pay all interest under the Promissory Note in-kind.
Amendment to Term Loan Agreement and Consent
In connection with the transactions described above, P3 LLC entered into that certain (1) Fourth Amendment to Term Loan Agreement (the “Term Loan Amendment”), dated as of the Effective Date, by and among P3 LLC, as borrower, the subsidiary guarantors party thereto, the lenders from time to time party thereto and CRG, as administrative agent and collateral agent and (2) Consent (the “Consent”), dated as of the Effective Date, by and between P3 LLC, as borrower, and VBC Growth SPV LLC, as holder. The Term Loan Amendment and Consent collectively permit the issuance of the Promissory Note and the entry into the Subordination Agreement.
The foregoing descriptions of the Promissory Note, the Subordination Agreement, Amendment and Consent do not purport to be complete and is qualified in its entirely by the terms of the Promissory Note, the Subordination Agreement, Amendment, and Consent copies of which are filed with this Current Report on Form 8-K (this “Report”) as Exhibit 10.1, 10.2, 10.3, and 10.4 respectively, and are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.
On March 28, 2024, the Company announced its financial results for the three months and full year ended December 31, 2023. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Report.
The information in this Item 2.02, including the information contained in Exhibit 99.1 of this Report, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such a filing.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure included in Item 1.01 above is incorporated herein by reference.
Item 8.01 Other Events.
The Board of Directors of the Company has established June 6, 2024 as the date of the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). The 2024 Annual Meeting will be held virtually by means of remote communication. The details of the virtual annual meeting, including how stockholders can log into the virtual meeting, vote and submit questions, will be disclosed in the Company’s definitive proxy statement for the 2024 Annual Meeting to be filed with the Securities and Exchange Commission.
Any stockholder seeking to bring business before the 2024 Annual Meeting or to nominate a director must provide timely notice, as set forth in the Company’s Amended and Restated Bylaws (the “Bylaws”). Specifically, written notice of any proposed business or nomination must be received at the Company’s principal executive offices no later than April 7, 2024 (which is the tenth day following this public announcement of the date of the 2024 Annual Meeting). Any notice of proposed business or nomination must comply with the specific requirements set forth in the Bylaws. In addition to satisfying the requirements under the Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
Stockholders who intend to have a proposal considered for inclusion in the Company’s 2024 proxy materials for presentation at its 2024 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to the Company’s Corporate Secretary at its principal executive offices by April 7, 2024.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Unsecured Promissory Note, by and between P3 Health Group, LLC and VBC Growth SPV 2, LLC
10.2	Subordination Agreement, by and among P3 Health Group, LLC, CRG Servicing LLC and VBC Growth SPV 2, LLC
10.3	Fourth Amendment to Term Loan Agreement, by and among P3 Health Group, LLC, the subsidiary guarantors party thereto, the lenders party thereto and CRG Servicing LLC
10.4	Consent, by and between P3 Health Group, LLC and VBC Growth SPV LLC
99.1	Press Release of the Company, dated March 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P3 Health Partners Inc.

Date:	March 28, 2024	By:	/s/ Atul Kavthekar
Atul Kavthekar
Chief Financial Officer